Exhibit 10.19

Software Sales Contract

Party A: Foshan Jiudatai Exhibition Technology Co. Ltd.

Address: E203-E204, Area B, Tanzhou International Convention and Exhibition Center, No.1 Gongzhan Road, Shangliao Village, Beijiao Town, Shunde District, Foshan City, Guangdong Province, China

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

In accordance with the provisions of the Civil Code of the People’s Republic of China and other relevant laws and regulations, both Party A and Party B hereby mutually confirm that, on the basis of equality, voluntary agreement, and consensus, they have fully acknowledged and comprehended the substantive meaning of all the terms within this Contract and the corresponding legal consequences. Based on this understanding, they have entered into this Contract concerning the Convention and Exhibition Center Smart Management Platform Software with the intent of jointly adhering to its terms.

Article I. Scope of the Software

The scope of the software, constituent modules, functions of each module, specifications, versions, requirements statement, pricing and other pertinent details outlined in this Contract shall be governed by the Annex.

Article II. Delivery Cycle

(i) The software delivery cycle is estimated to be approximately 2 months, commencing from the date of signing this Contract. The timeframe encompasses activities such as requirements research, requirements analysis, architecture design, software integration, testing,implementation and deployment, as well as training.

Article III. Amount and Payment Method

(I) The total amount of this Contract is RMB [***]. The price is inclusive of development, testing and training costs and will not be adjusted during the performance period of this contract.

See Annex I for a detailed function offer.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Ltd. Guangzhou CITIC Plaza Sub-branch

Receiving Account No.: [***]

Tel: 020-38909042

Address: Room 701, Block A, SYSU Science Park, Xingang West Road, Haizhu District, Guangzhou

(iii) Party A’s invoicing information:

Company Name: Foshan Jiudatai Exhibition Technology Co. Ltd.

Taxpayer Identification Number: 91440606MA57CCG108

Address and Telephone No.: E203-E204, Area B, Tanzhou International Convention and Exhibition Center, No.1 Gongzhan Road, Shangliao Village, Beijiao Town, Shunde District, Foshan City, Guangdong Province, China 1360***8869

Bank of Deposit and Account No.: Guangdong Shunde Rural Commercial Bank Company Limited Beijiao Shangliao Office [***]

(iv) Party A shall make payment according to the following payment schedule, and Party B must submit documents according to the following schedule when applying for payment. If Party B fails to submit documents according to this paragraph or the documents submitted fails to meet the requirements, Party A’s payment time shall be postponed accordingly and Party A shall not bear the responsibility for the delayed payment.

No.	Stage Name	Payment Instructions
1	Initial Payment	Amount and Terms of Payment	RMB 385,000, payable within 15 working days of the signing of this Contract
2	Final Payment	Amount and Terms of Payment	RMB 100,000, payable within 6 months of completion of development and acceptance of the overall project

Article IV. Software Development and Management

(i) Party B shall provide all software required during the development and testing free of charge, and deploy and test it as necessary.

(ii) The final design of the software services by both Parties is based on the Product Requirements List, and the rest of process documents are used only as a reference for development.

(iii) Disputes arising from changes in project requirements shall be resolved through negotiation between Party A and Party B. Changes in requirements are defined as requirements beyond the scope of the Product Requirements List, which are proposed in writing by Party A to Party B, and the resulting increase in cost shall be separately agreed upon by Party A and Party B.

Article V. Rights and Obligations of Party A

(i) Party A has the right to require Party B to complete the software development and ensure that the software passes the acceptance inspection within the specific period agreed in this Contract in accordance with the requirements of the Product Requirements List.

(ii) Without exceeding the scope of the Product Requirements List, Party A has the right to put forward software function modification opinions to Party B. Party B shall confirm the reply within 5 working days after receiving Party A’s opinions; if Party B receives Party A’s opinions and fails to reply within 5 working days, it is regarded as Party B confirms and agrees to implement the opinions.

(iii) Party A has the right to require Party B to transfer all paper (copies) and electronic data files involved in the development process to Party A after the software is accepted.

(iv) Party A must pay Party B the corresponding contract amount in full and on time in strict accordance with Paragraph (iii) of Article 4 of this Contract.

(v) Party A shall provide Party B with relevant information involved in software development in a timely manner and give Party B convenient conditions within its capacity.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) In the course of carrying out the software development, Party B has the right to request Party A to provide reasonable and necessary assistance, and request Party A to provide necessary information. The information provided by Party A for assisting Party B to complete the software development under this Contract shall be used by Party B for the purpose of this Contract only, and Party B shall not use the said information on any occasion other than for the purpose of this Contract or for any other purpose without Party A’s written permission. Party B’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party A. If Party B fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual loss suffered as a result.

(iii) Party B fully understands and completely agrees that the Product Requirements List is the framework of Party A’s general requirements for software development, and Party B will form the Product Requirements List by researching and analyzing Party A’s requirements and make timely modifications and adjustments according to Party A’s requirements.

(iv) During the performance of this Contract, Party B needs to obtain Party A’s trade secrets related to the project for the performance of the Contract, and such trade secrets shall be applicable only for the purpose of performing its obligations under this Contract. Party B shall not make any unauthorized use, dissemination or disclosure of trade secrets. Otherwise, Party A has the right to pursue Party B for breach of contract and demand Party B to compensate for the actual loss caused.

Article VII. Intellectual Property Rights and Right of Use

(i) Under this Contract, the term “basic software” refers to the software products provided by Party B, which already hold intellectual property rights (including, but not limited to, copyrights, trademarks, patents, and any other intellectual property rights recognized by applicable laws in this Contract, whether registered or not). This definition also includes the right to use such software, encompassing development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B warrants that the software (including basic software and secondarily developed software) used to complete the software development agreed in this Contract will not infringe the intellectual property rights of Party A or any third party. If a third party accuses Party A of infringement or claims for damages in the course of Party A’s use, Party B shall be responsible for negotiating with the third party to ensure that the realization of the purpose of this Contract will not be affected.

(iii) If any software developed under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for developing the project shall remain unchanged and shall be vested in Party B. Party A has the right to use it, which is permanent and irrevocable. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance and Delivery of Software Results

Party B shall ensure that the overall business functions of the project are complete and can operate normally before delivering the project.

(ii) Party A shall, within 15 working days after receiving the application for acceptance, organize the acceptance inspection according to the acceptance criteria specified in the Product Requirements List. Whether a software product passes the acceptance inspection or not shall be subject to Party A’s written notice. If it fails to pass the acceptance inspection, Party A shall fully explain the reasons and give Party B a reasonable period of rectification until passing the acceptance inspection. If Party A fails to complete the organization of acceptance within 15 working days due to Party A’s reasons, it shall be deemed to have passed the acceptance according to the contractual standards.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructors and counselors to conduct the training and provide relevant teaching materials or training videos for the on-line learning of trainees.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.2% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 30% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Party A shall also pay Party B the liquidated damages equal to 20% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.2% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 30% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 30 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of 0.2% of the total amount of this Contract to Party A every day.

(iv) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 20% of the total amount of this Contract.

(v) Neither Party A nor Party B shall unilaterally terminate the Contract without justifiable reasons. Otherwise, the defaulting Party shall compensate the non-defaulting Party for all losses incurred and pay liquidated damages to the non-defaulting party in the amount of 20% of the total contract amount.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full capacity for civil conduct to enter into this Contract. Party A is a legally operated enterprise with good reputation established in accordance with the laws of China and has the legal right and ability to sign and perform the obligations under this Contract.

2. Conflict of interest: Party A’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party A’s Articles of Association or any other applicable laws, regulations, or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Legal person status: Party B is a legally operated and reputable company established under the laws of China, and has full capacity for civil conduct and the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party B’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party B with a third party, such as a guarantee agreement, commitment, contract, or cause Party B’s rights to be bound.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If the dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court of Party A’s domicile.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Party B fails to submit a plan after three working days from the date when the development results of a certain function module should be submitted, or fails to solve a software fault within ten working days after the deadline required by Party A;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either Party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other Party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facimile; or on the second day after the EMS is dispatched; or when the mail system of either Party indicates that it has been successfully delivered to the server of the other Party in the case of e-mail.

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract;

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in two copies. Party A executes one copy and Party B executes one copy, both of which containing the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp)	Party B (stamp)

Foshan Jiudatai Exhibition Technology Co. Ltd.	Guangzhou 3e Tech Co., Ltd.

Contract Seal

Legal representative or authorized representative:	Legal representative or authorized representative:

/s/	/s/
January 12, 2023	January 10, 2023

Product Features List

No.	System	Module	Function List	Remarks
1	Work Order System (PC)	Work Order Management	Work Order Application	Submit work order applications based on report and repair types (logistics, engineering, security).
2			Work Order Query	Check work order processing progress and completion status, provide a summarized list for viewing, search for specific work order information using filters and keywords; reminder function.
3			Work Order Download	Export work orders in Excel/PDF format based on required fields and filter conditions.
4			Work Order Revocation	Revoke unprocessed work orders.
5			Work Order Result Confirmation	Confirm or return work order processing results.
6			Work Order Application Confirmation	Confirm and sign work order applications placed by the pavilion party on behalf of the ordering party.
7			Work Order Activity Log	Record and retain operation logs for the entire work order process, from application to completion (including the Mini Program side), including details like operator, operation time, process stages, before-and-after content comparisons, status changes, etc.
8			Work Order Dashboard	Work order statistical dashboard, providing statistics on work orders from quantity, status, and other dimensions, such as: all work orders submitted by the organizer, work orders submitted by the currently logged-in account, and the display of work orders by type, etc.
9		Pavilion Services	Service List Query	Query various services provided by the pavilion (similar to an e-commerce platform).
10			Individual Service Ordering	Place individual orders for paid and unpaid services.
11			Batch Service Ordering	Download templates as per requirements, bulk-fill service orders, upload to the system, and confirm the order total (supports uploading drawings and associating booth numbers).
12			Signing Order Confirmation	Pavilion party provides feedback on ordering requests (e.g., price adjustments, demand changes), and the organizer signs to confirm the order.
13			Order Query	Check the overall processing progress and completion status of orders, provide a summarized list for viewing, search for specific order information using filters and keywords; reminder function.
14			Order Download	Export orders in Excel/PDF format based on required fields and filter conditions.
15			Order Modification	Organizers can modify order information and resubmit it for pavilion party confirmation when there are changes in demands.
16			Order Revocation	Organizers can revoke unprocessed orders when there are changes in demands, closing the orders.
17			Order Confirmation, Return	Confirm or return orders placed by the pavilion party on behalf of the ordering party.

18		Order Activity Log	Record and retain operation logs for the entire order process, from placement to completion (including the Mini Program side), including details like operator, operation time, process stages, before-and-after content comparisons, status changes, etc.
19		Data Dashboard	Order statistical dashboard, providing statistics on orders from various dimensions including quantity, status, prepaid amounts, and deposit deductions, among others.
20	Settlement Management	Settlement Order Statistics	Lists statistics for settlement work orders generated from orders for paid and unpaid services that are split into work orders.
21		Settlement Order Download	Export specified settlement work orders in Excel/PDF format based on required fields and filter conditions.
22		Settlement Order Adjustment Application	Organizers can initiate adjustment applications when they have doubts about settlement work orders, such as adjustments to prices and quantities. These adjustments require pavilion party’s approval.
23		Settlement Order Confirmation	Organizers can view details related to settlement work orders and sign, along with identity verification, to complete the settlement process.
24	Materials Management	Materials Management(Preview, Download)	Organizers can preview or download materials published by the pavilion, such as public order approval materials, exhibitor manuals, builder manuals, exhibition guides, and warranties, among others.
25		Exhibition Daily Reports	Organizers can view information on people and vehicle registration, special event registration, and more, published by the pavilion.
26	Exhibition Preparation Management	Exhibition Information Dashboard	Exhibition Information Dashboard, including but not limited to countdown timers, venue information, and notifications of changes in exhibition information.
27		Work Node Management	Display tasks to be done at various nodes based on dates or exhibition periods, and record whether tasks are completed or not, including satisfaction surveys presented via pop-ups or notifications at specified times (Survey content can be edited, covering areas like exhibition service satisfaction, system experience questionnaires, and suggestions).
28	Account	Account Management	Organizers can manage their employees’ accounts, including account creation, role assignments, and password changes. They can also set banners or background images on the login page, which can be changed through the pavilion’s backend.
29		Instructional Guidance	Provide instructional mode for first-time use.
30		Permission Management	Organizers can manage and configure roles and system usage permissions, including page and functional permissions.
31		Identity Verification	Management of identity verification for login accounts, including uploading employee photos for facial recognition.
32		Authorization Signatures	Authorization letter and signature authentication management, integrated with the Mini Program
33	Operation Logs	System Operation Logs	Record and retain logs for system operations (including the Mini Program side), such as operator information, operation timestamps, additions, deletions, changes, downloads, etc.
34	Message Center	Message Center	Message Center provides real-time in-app notifications for various business modules and alerts related to document changes associated with the account. It also offers a message history summary.

62	Back Office Management System (PC)	Basic Information Management	System Login	Users can log in to the system with their accounts and passwords, choosing the exhibition they want to access. The login page can be customized with banners or background images and the pavilion back office can be changed.
62			Instructional Guidance	Provide instructional mode for first-time use.
64			Account Management	Users can create new accounts and set passwords based on information related to exhibition projects.
65			Role and Permission Management	This feature allows users to add, modify, delete, or view account role information and identities. Roles include organizers, hosts, project managers, engineering, logistics, security, marketing, external services, and more. Users can create and assign accounts and permissions for organizers, hosts and other clients - project managers, project team members - external service providers, adjust role member permissions, define information visibility, and specify signing authorities.
66			Exhibition Project Management	Users can create new projects, import schedules in tabular format, and associate project details like names, dates, and locations with various role accounts. This supports adding, modifying, deleting, and searching for account information.
67			Exhibition Personnel Structure	Users can input information about project teams, organizers, hosts, departments, contact details, etc. This supports adding, modifying, deleting, and searching for personnel information. There’s also support for maintaining a system address book and conducting searches and selections.
68			Service Item Management	Users can manage services by adding, modifying, deleting, or viewing details such as service items, content, and unit prices on the service request page.
69		Procurement Costs	Supplier Directory Maintenance and Selection	This involves maintaining a list of commonly used suppliers and selecting them for exhibition services based on procurement outcomes.
70			Supplier Account Creation	Users can create accounts for suppliers, allowing them to log in using usernames and passwords.
71			Supplier Work Order Routing	After confirming supplier information and creating accounts, exhibition work orders can be routed to specific supplier accounts.
72		Periodic Work Scheduling	Work Node Management	This feature generates work schedules for each exhibition based on project creation time and 16 predefined nodes in the exhibition’s lifecycle. The schedules are displayed in timeline + card format, and can be adjusted and modified in terms of time and content, and notifications, including meetings, can be sent. There’s support for batch downloading of materials uploaded by organizers in the background, and materials uploaded by organizers/hosts can be fed back. Satisfaction surveys can be presented via pop-ups or notifications at specified times (Survey content can be edited, covering areas like exhibition service satisfaction, system experience questionnaires, and suggestions).
73			Node Setting Reuse	Users can reuse, modify, and select node settings from previous exhibitions.
74		Work Order Management	Task Reminders	Project Manager: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, order requirements, and receiving feedback from the project team. Once completed, these tasks are marked as completed within the overall schedule. Project Team: Receive WeChat notifications for reminders about scheduling cycle work arrangements, reporting maintenance requests, and order requirements. After completing these tasks, they are marked as completed within the overall schedule. Notifications related to demand can be customized using standard fields.

75		Order Placement Service	For demand adjustments, certain utility services, and value-added services like booth advertising, project managers will place orders on behalf of the organizer/main venue and send them for confirmation (batch view). Pricing for these services is based on predefined “Service Manuals” and “User Manuals” within the system. This includes handling special scenarios such as post-event inspections, material damage, and penalties for violations. Project managers have confirmation authority.
76		Exhibition Information Publication	Uploading and modifying exhibition operation support plans, coordinating task lists, public order approval materials, service manuals, user manuals, exhibition guides, guarantees, etc. (frontend display names change according to the backend file names). Establishing a dedicated area for downloading industrial exhibition information templates, including dismantling and leakage guarantees, entry of special materials, entry of special exhibits, etc. Setting up the exhibition service structure and contact persons for collecting satisfaction survey questionnaires. Exhibition daily reports, where the project team registers human and vehicle-related matters, which can be viewed by organizers and the main venue. Project managers can also register special matters.
77		Order Query	Searching, performing fuzzy queries, and applying conditional filters.
78		Order Information and Feedback	Order demand reminders, with strengthened reminders and notifications to department heads for specific orders not completed within a specified time frame. Current order quantities, progress, and content information are provided, along with real-time feedback on work order progress.
79		Work Order/Order Assignment	Work order assignment and flow based on business processes and demand labels. Work orders are assigned based on time and location.
80		Order Confirmation	Confirming order information, with multiple verification methods available, including signature + face recognition, signature, and face recognition.
81		Order Adjustment	Flexible adjustment of unit prices, discounts, and demand changes, with adjustment details logged in the backend.
82		Order Summary	Aggregating order data and supporting fuzzy queries.
83	Data Dashboard	Exhibition Daily Report	The project team can register human-vehicle matters, which can be viewed by the organizer and the main venue. Project managers can also register special matters, and this information can be represented in various forms like pie charts and bar charts.
84		Total Orders and Details	This section presents the summarized total orders and certain details, such as different types of electric boxes, water points, etc. The information can be visualized using pie charts, bar charts, and other formats.
85		Total Prepayment Amount and Remaining Deposit	It showcases the total prepayment made by the organizer and the main venue before the exhibition, as well as the remaining balance after deductions.
86	Financial	Recording Budget Status and Execution Status	The system includes a budget table where budget items related to service orders and external service expenses can be automatically filled in based on labels. Users can also delete, modify, add, and check other income and expenditure items.
87	Management	Generating Control Figures Based on Variable Cost Coefficients	The system allows the setup of variable cost coefficients. It generates annual variable costs and variable cost budgets for each project based on project information. This can provide guidance when preparing pre-exhibition budgets for each project.

88		Electronic Invoices	The system reserves a port for electronic invoicing.
89		Printing Invoices	Electronic invoices support PDF preview, download, export, and printing
90	Statistical reports (Dashboard)	Summary of Exhibition Service Project Requests	It summarizes the quantity and amount of each service project by project. Data extraction is also supported for projects not listed separately.
91		Annual Service Request Summary	This section summarizes the number and amount of service requests by year. Data extraction is also supported for items not listed separately.
92		Summary of Exhibition Hanging Points Information	It is one of the sub-divisions of exhibition service items, and summarizes the number and amount of exhibition hanging points by item.
93		Summary of Exhibition Advertisement Information	It is another sub-division item of exhibition service items, and summarizes the number and amount of exhibition advertisement information by item. This includes details such as advertisement material and advertisement position, depending on the content confirmed in the field of the Order Placement Service.
94		Summary of Exhibition Settlement Information	This section summarizes the settlement information of completed exhibition projects based on exhibition time. It includes details such as the total amount of service fees and budget execution status for individual exhibition projects.
95		Piece-Rate Statistics of Work Order Operations	It provides statistics on the number of work order requirements, including those related to reporting and repairs.